UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

DaVita Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 792-2600

Item 5.	Other Events and Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release announcing the closing of the redemption of all of the outstanding 5 5/8% Convertible Subordinated Notes due 2006 by Renal Treatment Centers, Inc., the Registrant’s wholly-owned subsidiary, issued on July 15, 2003, which is incorporated by reference herein. Attached hereto as Exhibit 99.2 is a press release announcing the refinancing of the Registrant’s senior credit facility issued on July 16, 2003, which is incorporated by reference herein. Attached hereto as Exhibit 99.3 is a press release announcing the call for redemption of $200,000,000 principal amount of the Registrant’s 7% Convertible Subordinated Notes due 2009 issued on July 16, 2003, which is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 15, 2003.

99.2	Press Release, dated July 16, 2003.

99.3	Press Release, dated July 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 16, 2003	/s/ PATRICK BRODERICK
Patrick Broderick Vice President, Secretary and General Counsel